                             EMPLOYMENT AGREEMENT
                                      FOR
                                JOSEPH KHOSHABE

     United Financial Mortgage Corp., an Illinois corporation, ("Company") and Joseph Khoshabe ("Employee") in consideration of the mutual obligations and undertakings contained herein agree as follows:

     1. RECITALS.

     1.1 The Company wishes to provide for the management of its business and growth of its mortgage banking activities, and to that end wishes to employ Employee as its President and Chief Executive Officer, and Employee wishes to undertake such employment.

     1.2 Employee has been president and chief executive officer of the Company since May 21, 1986 and Employee was reelected President and Chief Executive Officer by the Board of Directors effective for the fiscal year commencing as of May 1, 1996.

     2. EMPLOYMENT.

     2.1 The Company employs Employee as its President and Chief Executive Officer, and Employee accepts such employment by the Company upon the terms and conditions set forth in this Agreement.

     3. DUTIES.

     3.1 Employee's duties shall be to serve as President and Chief Executive Officer of the Company, to supervise, direct and be responsible for the overall operation of the business of the Company and in general to perform such duties and to have such responsibilities as are customary for chief executive officers of similarly situated businesses. Employee, in performing his duties under this Agreement, shall be subject to and observe the terms and provisions of the By-laws of the Company and shall be subject to the direction and control of the Board of Directors and/or the Shareholders of the Company. The specific scope and nature of Employee's duties under this Agreement may from time to time be further defined by the Board of Directors of the Company.

     4. COMPENSATION AND BENEFITS.

     4.1 Employee shall be paid an initial base salary for the period from March 1, 1997 to February 28, 1998 of Two Hundred and Fifty Thousand Dollars ($250,000.00) per year, payable in installments not less often than monthly ("Base Salary"). The initial base salary shall be increased by ten percent (10%) per annum for each subsequent fiscal year for the remaining four (4) fiscal years of this Agreement.

                                                                        04/03/97



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     4.2 Employee shall be reimbursed by the Company for all ordinary and necessary expenses that Employee may incur in connection with the performance of his duties under this Agreement, provided, however, that any such reimbursement shall be conditioned upon Employee's delivery to the Company of all documentation necessary in order to permit the Company to deduct such expenses as business expenses in accordance with the provisions of Section 162 of the Internal Revenue Code of 1986, as amended, and the regulations promulgated thereunder.

     4.3 Employee shall have the right to participate in all group life insurance, hospitalization insurance, major medical insurance, disability insurance and retirement plans from time to time offered by the Company to its employees, subject to the eligibility requirements and other terms and conditions of such plans. Nothing contained in this Agreement shall, however, be construed as imposing a duty on the Company to institute any such group plans or to continue to offer any such group plan which is hereafter offered to its employees. The Company shall pay all premiums and other charges which become due in connection with Employee's participation during the term of this Agreement in any group plan in which Employee is participating pursuant to this Section 4, including premiums and other charges for participation by members of Employee's family in such plans where family benefits are provided.

     5. VACATION.

        Employee shall be entitled to not less than five (5) weeks paid vacation per year during the term of this Agreement. Employee shall take such vacation at such time or times as he and the Company shall agree to, but if Employee and the Company shall be unable to reach an agreement, then Employee shall take such vacation at such time or times as the Company shall determine.

     6. LIFE INSURANCE.

     (a) The Company shall continue to maintain throughout the term of this Agreement, insurance on the life of Employee in the amount of Seven Hundred Thousand Dollars ($700,000.00). Such insurance is currently in effect with Jackson National Life Insurance Company for Five Hundred Thousand Dollars ($500,000), and Transamerica Insurance Company for Two Hundred Thousand Dollars ($200,000). Each policy designates the Employee's spouse as the beneficiary.

     (b) The Company also may elect to endeavor to acquire "key man" life insurance on the life of the Employee in such amount as the Board of Directors of the Company shall determine from time to time. Such "key man" life insurance shall designate the Company as the beneficiary entitled to receive one hundred percent (100%) of the life insurance benefits, in the event of Employee's death. Employee agrees to reasonably cooperate with the Company in its efforts to obtain and maintain such life insurance, which cooperation shall include providing necessary information for any application for insurance and submitting to any physical examinations required by a prospective insurer.

     7. ADDITIONAL EXECUTIVE BENEFITS.

     In addition to any other compensation or benefits payable to Employee hereunder, Employee shall be entitled to the following Additional Executive Benefits from the Company as set forth herein:

     (a) Automobile Allowance. The Company shall pay Employee an automobile allowance of Twenty-Five Thousand Dollars ($25,000) per annum, payable to Employee in equal monthly installments on the first day of each month during the term of this Agreement. Employee shall be entitled to expend such Automobile Allowance to: purchase or lease one or more vehicles, pay for repairs, gas, oil and maintenance, and insurance costs.

     (b) Hospitalization/Major Medical and Long-Term Disability. The Company shall pay the cost of major medical, hospitalization and long-term disability insurance for the Employee and his eligible dependents during the term of this Agreement from insurance companies and upon such terms as selected by Employee. Long-term disability insurance coverage shall not be available to the dependents of the Employee, unless such dependents are eligible for coverage under such insurance program.

     8. INCENTIVE COMPENSATION.

     In addition to the compensation and benefits set forth herein, Employee shall be paid incentive compensation for each fiscal year of the Company during the term of this Agreement in an amount equal to ten percent (10%) of any increase of the Company's net income before taxes as stated in the Company's statement of income as set forth in the Company's fiscal year end audited financial statements ("Net Income"). Net Income shall be determined by the Company's auditors. Incentive compensation shall be paid to Employee on a lump sum basis within thirty (30) days of the date of the completion of the Company's audited financial statements for each fiscal year. For the purposes of determining Employee's eligibility to receive incentive compensation, net operating revenues for the fiscal year ended April 30, 1998, shall be compared with the Company's net operating revenues for the Company's fiscal year ended April 30, 1997, and the same comparison shall be made for each succeeding fiscal year during the term of this Agreement.

     9. TERM.

        Subject to the provisions for termination contained herein, this Agreement shall have a term of five (5) years commencing from the effective date of a prospectus relating to a public offering of the Company's securities.

    10.    TERMINATION OF EMPLOYMENT.

           If, for any reason other than cause (as defined below in this Section 10 Employee's employment shall be terminated by the Company before the term of employment has been completed, Employee shall be entitled to receive, and the Company shall be obligated to pay, the base annual salary set forth in Section
4.1 above, for each year (or fraction thereof) of the remaining term of employment. Employee also shall continue to participate in all plans and programs of the Company referred to in Sections 4, 6 and 7 hereof, to the extent that such continued participation is available under the general terms and provisions of such plans and programs.

           Termination by the Company for "cause" shall mean termination by unanimous action of the Company's Board of Directors and/or Shareholders because of misconduct by Employee in respect of his obligations under the Agreement.

     11.   PROPRIETARY INFORMATION AND NON-COMPETITION

     11.1 Employee recognizes and acknowledges the value to the Company of his proprietary information regarding the Company, including business secrets, methods, processes, formulas, inventions, research, know-how, technical data, product lists, marketing information, customer list, supplier lists, financial information and all other proprietary information developed by the Company and to be developed by the Company in the future conduct of its business (the "Proprietary Information").

     11.2 Employee agrees that the Proprietary Information shall be and remain the exclusive property of the Company, and that he shall have no rights thereto or interest therein. Employee agrees that such information is confidential and shall be deemed proprietary and held confidential and secret by him and not disclosed by him, whether during or after his employment by the Company, and Employee agrees that he will not disclose the same to any other person, firm or corporation whether or not such person, firm or corporation is a competitor of the Company or otherwise.

     11.3 Employee acknowledges and agrees that disclosure by him of any of the Proprietary Information in violation of the provisions of Section 11.2 of this Agreement will result in irreparable injury to the Company which will not be adequately measurable in money damages; that the Company may have no adequate remedy at law therefor; and that the Company shall be entitled to such preliminary, temporary or permanent mandatory or restraining injunctions, order or decrees as may be necessary to protect it against, or on account of, any breach by Employee of the provisions of Section 11.2 of this Agreement.

     11.4 Employee agrees that, upon any termination of his employment by the Company, Employee shall deliver to the Company all documents, records, note books and similar material, and any copies thereof, containing any of the Proprietary Information which is at that time in his possession.

     11.5 These covenants of confidentiality shall survive Employee's employment relationship with the Company and shall have application throughout the world.

     11.6 During the term of this Agreement and for a period of two (2) years after any termination of Employee's employment under this Agreement, Employee shall not:

          (a) engage in any business which is directly competitive with the business of the Company as such is conducted at any time during the term of this Agreement;

          (b) solicit any person, firm or corporation which was or is a customer of the Company during the term of this Agreement for the purpose of selling such person, firm or corporation any product or service competitive with the products or services sold by the Company during the term of this Agreement;

          (c) directly or indirectly attempt to engage, on Employee's behalf or on behalf of any competitor of the Company, any person who at that time is an employee of the Company, for the purpose of employing such person to create or offer products or services in competition with the products or services offered for sale by the Company.

     11.7 Employee acknowledges and agrees that any violation by him of the provisions of Section 11.6 above will result in irreparable injury to the Company which will not be adequately measurable in money damages; that the Company may have no adequate remedy at law therefor; and that the Company shall be entitled to such preliminary, temporary or permanent mandatory or restraining injunctions, orders or decrees as may be necessary to protect it against, or an account of, any breach by Employee of the provisions of Section 11.6 of this Agreement.

     12.  INDEMNIFICATION OF EMPLOYEE.
          ----------------------------

          The Company shall indemnify Employee to the full extent permitted by Illinois law against all expenses (including reasonable attorney's fees) actually and reasonably incurred by Employee in connection with any pending or threatened action, suit or proceeding (whether civil, criminal, administrative or investigative) in which Employee is made a party or threatened to be made a party by reason of the fact that he is or was director, officer or employee of the Company.

     13.  NOTICES
          -------

          Any notice, request or communication that is required or permitted to be given under this Agreement shall be in writing and shall be deemed to have been sufficiently given

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

if delivered in person, transmitted by telegraph or deposited in the United States mail, postage prepaid, for mailing first class, either certified or registered mail, return receipt requested:

          If to the Company, addressed to:

          United Financial Mortgage Corp.
          600 Enterprise Drive
          Suite #206
          Oak Brook, Illinois 60521

          If to Employee, addressed to:

          Mr. Joseph Khoshabe
          22 Eastings Way
          South Barrington, Illinois 60010

or to such other address or addresses as the parties may from time to time designate to each other in writing. Any written notice given pursuant to this Agreement shall be deemed to have been given on the date it was delivered, transmitted or mailed as specified above. The parties shall acknowledge in writing the receipt of any such notice given in person.

     14.  ABSENCE OF RESTRICTIONS.
          ------------------------

          Employee represents and warrants to the Company that Employee is not subject to any agreements, conditions or restrictions which would prohibit or restrict Employee from entering into this Agreement and that by entering into this Agreement and performing the services to be provided hereunder Employee will not violate or be in violation of the provisions of any agreement, court order, statute or law limiting or preventing such acts.

     15.  SUCCESSORS IN INTEREST.
          -----------------------

          The rights of the Company and Employee under this Agreement shall inure to the benefit of, and the obligations shall be binding upon, their legal representatives, successors and assigns.

     16.  WAIVER.
          -------

          The waiver by a party of a breach of any provision of this Agreement shall not operate or be construed as a waiver of any subsequent breach.

     17.  AMENDMENT.
          ----------

          This Agreement may be altered or amended only by a writing signed by both of the parties.

     18.  ARBITRATION.
          ------------

          All disputes or controversies arising under this agreement shall be resolved by arbitration with a panel of three arbitrators under the Commercial Arbitration Rules of the American Arbitration Association to be conducted in the City of Schaumburg, Illinois.

     19.  CONSTRUCTION.
          -------------

          19.1 In this construction of this Agreement, where the context so requires, each gender shall include all other genders and the singular include the plural, and vice versa.

          19.2 The headings of Sections of this Agreement are intended for convenience only and shall not be construed to define, limit or amplify the contents thereof.

          19.3 This Agreement shall be governed by, and it and the rights of the parties shall be construed and determined in accordance with, the laws of the State of Illinois as in effect for contracts made and to be performed in the State of Illinois.

          19.4 The parties intend that the terms of this Agreement shall be enforced to the greatest extent permitted by law. If for any reason whatsoever any one or more provisions of this Agreement shall be finally determined to be inoperative, unenforceable or invalid, by a court of competent jurisdiction, in a particular case, such determination shall not render such provision inoperative, unenforceable or invalid in any other case or render any the other provisions of this Agreement inoperative, unenforceable or invalid, and to the extent practicable, provisions determined to be unenforceable shall be considered to be reformed to the extent necessary to make them enforceable.

     20.  ENTIRE AGREEMENT.
          -----------------

          This writing contains the final expression of the agreement between the parties and also is intended as a complete and exclusive statement of the terms upon which the parties have agreed.

     The parties have executed this Agreement this ____ day of ____________, 1997.


                                           UNITED FINANCIAL MORTGAGE CORP.


                                           By:
                                              ----------------------------
                                           Title:
                                                 -------------------------



                                           By:
                                              ---------------------------
                                                    Joseph Khoshabe

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